Exhibit 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED

NOTE PURCHASE AGREEMENT

This Third Amendment to Amended and Restated Note Purchase Agreement (this “Amendment”), dated as of November 3, 2009, is among UNIFIED GROCERS, INC. (formerly known as Unified Western Grocers, Inc.), a California corporation (the “Company”), the Persons set forth on Schedule 1 attached hereto (collectively, the “Tranche C Note Purchasers,” and each, a “Tranche C Note Purchaser”), the current Noteholders under the Amended and Restated Note Purchase Agreement referred to in Recital A below, which are listed on Schedule 2 attached hereto, and John Hancock Life Insurance Company, acting in its capacity as collateral agent for the current Noteholders.

RECITALS

A. Pursuant to that certain Amended and Restated Note Purchase Agreement, dated as of January 3, 2006, among the Company, the Collateral Agent and the purchasers named therein (as amended by Amendment to Note Purchase Agreement and Consent dated as of December 19, 2006 and by Second Amendment to Note Purchase Agreement dated November 7, 2008, as amended hereby and as further amended, extended and replaced from time to time, the “Note Purchase Agreement,” and with capitalized terms used herein and not otherwise defined used with the meanings given such terms in the Note Purchase Agreement), the Company issued the Notes and the Purchasers purchased the same on the terms and conditions set forth therein.

B. The Continuing Notes have matured and have been paid by the Company.

C. The Company has authorized the issuance of its 6.82% Senior Secured Notes due 2019 in the aggregate principal amount of Twenty Five Million Dollars ($25,000,000.00).

D. The Tranche C Note Purchasers are willing to purchase the Notes referenced in the preceding paragraph by amending the Note Purchase Agreement on the terms and conditions set forth herein to provide for the issuance of said Notes and, inter alia, are requiring that the said Notes be secured by all property and collateral covered by the Deeds of Trust and the other Security Documents.

E. The parties have agreed to amend the Note Purchase Agreement as set forth herein to make those Tranche C Note Purchasers which are not already parties to the Note Purchase Agreement and the Collateral Agency Agreement parties thereto and to provide for all of the terms and conditions of the issuance and sale of the Notes referenced above.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. JOINDER IN NOTE PURCHASE AGREEMENT AND COLLATERAL AGENCY

Each of the Tranche C Note Purchasers which are not parties to the Note Purchase Agreement and the Collateral Agency Agreement agrees to become and by execution of this Amendment (a) does hereby become a party to the Note Purchase Agreement and agrees to be bound by all of the terms and provisions thereof, and (b) does hereby become a party to the Collateral Agency Agreement and agrees to be bound by all of the terms and provisions thereof. Such Tranche C Note Purchasers which are hereby becoming a party to the Note Purchase Agreement shall henceforth be deemed “Purchasers” under the Note Purchase Agreement and all references to the term “Purchaser” or “Purchasers” shall include each Tranche C Note Purchaser. Such Tranche C Note Purchasers which are becoming parties to the Collateral Agency Agreement shall henceforth be deemed to be “Noteholders” under the Collateral Agency Agreement and all references to the terms “Noteholder” or Noteholders” shall include each Tranche C Purchaser. The Company, the Collateral Agent and the Noteholders agree and consent to the foregoing provisions of this Section 1.

SECTION 2. AMENDMENTS TO THE NOTE PURCHASE AGREEMENT

Effective on the date of this Amendment, the Note Purchase Agreement is amended as follows:

(A) Section 1 is amended by adding new Section 1.2A, Section 1.3A, Section 1.4A, Section 1.5A and Section 1.6A to the Note Purchase Agreement to read as follows:

§1.2A Authorization of Tranche C Notes. The Company has duly authorized the issuance of $25,000,000 in aggregate principal amount of its 6.82% Senior Secured Notes due 2019 (the “Tranche C Notes”) to be issued under, and substantially in the form set forth in Exhibit A-3 to, this Agreement. Except in any provision of this Section 1 where the term “Notes” is a specific reference to the Tranche A Notes and the Tranche B Notes, the Tranche A Notes, the Tranche B Notes and the Tranche C Notes are collectively referred to herein as the “Notes.”

§1.3A Maturity of and Interest on the Tranche C Notes. Each Tranche C Note shall have a stated maturity date of November 1, 2019 (the “Tranche C Maturity Date”). Each Tranche C Note shall bear interest and otherwise be in the form and payable as set forth in this Agreement.

§1.4A Purchase and Sale of the Tranche C Notes.

(a) The Company agrees to issue and sell to the Tranche C Purchasers the Tranche C Notes upon and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, the Tranche C Purchasers agree to purchase and accept the Tranche C Notes in consideration of their funding to the Company, at par, in immediately available funds, the amount of $25,000,000. The specific amounts of Tranche C Notes to be purchased by each Tranche C Note Purchaser are set forth on Schedule 1 to the Third Amendment. The obligations of each Tranche C Note Purchaser hereunder are several and not joint obligations and no Tranche C Note Purchaser shall have any obligation hereunder or any liability to any Person for the performance or non-performance of any other Tranche C Note Purchaser or Noteholder hereunder. The closing of the sale and purchase of the Tranche C Notes shall be held at the offices of Farella Braun & Martell LLP (“Purchasers’ Counsel”), 235 Montgomery Street, San Francisco, California 94104, at 8:00 a.m., P.S.T., at a closing (the “Tranche C Closing”) on November 3, 2009 (the “Tranche C Closing Date”), or on such other Business Day on or prior to such date as may be agreed upon by the Company and the Tranche C Note Purchasers.

(b) On the Tranche C Closing Date, the Company will issue and deliver to the Tranche C Note Purchasers one or more Tranche C Notes registered in the name of the Tranche C Purchasers or the name of their nominee and in the aggregate principal amount or amounts specified for the applicable Tranche C Notes opposite its name in Schedule 1 to the Third Amendment, duly executed by the manual signature of one of its authorized officers and dated the Tranche C Closing Date.

(c) If on the Tranche C Closing Date the Company shall fail to tender any of the Tranche C Notes as provided above in this Section 1.4A, or any of the conditions specified in Section 2A shall not have been fulfilled to the satisfaction of the Tranche C Note Purchasers, at the election of the Tranche C Note Purchasers, the Tranche C Note Purchasers shall be relieved of all obligations under this Agreement relating to the purchase of the Tranche C Notes without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment.

§1.5A Use of Proceeds. The proceeds of the sale of the Tranche C Notes shall be used by the Company to pay down the Operating Line of Credit.

§1.6A Terms and Conditions of the Tranche C Notes.

(a) Each Tranche C Note issued hereunder shall be substantially in the form annexed hereto as Exhibit A-3 and shall be due on the Tranche C Maturity Date.

(b) From the Tranche C Closing Date to the Tranche C Maturity Date, the Tranche C Notes shall bear interest at the fixed rate of 6.82% per annum. Interest on the Tranche C Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If the Company shall have paid or agreed to pay any interest or premium on any of the Tranche C Notes in excess of that permitted by law, then it is the express intent of the Company and the holder thereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of such Tranche C Note and that the provisions of such Tranche C Note immediately be deemed reformed and the amounts thereafter collectable thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law but also so as to permit the recovery of the fullest amount otherwise called for thereunder.

(c) Accrued interest on the Tranche C Notes shall be due and payable on each Installment Date, commencing December 1, 2009. The entire outstanding principal balance of the Tranche C Notes, and all accrued and unpaid interest, shall be due on the Tranche C Maturity Date.

(B) A new Section 2.A is added to the Note Purchase Agreement to read as follows:

SECTION 2A. CONDITIONS TO CLOSING THE TRANCHE C NOTES.

The obligation of the Tranche C Note Purchasers to purchase and pay for, and otherwise accept, the Tranche C Notes to be sold to the Tranche C Note Purchasers at the Tranche C Closing is subject to the fulfillment to the satisfaction of the Tranche C Note Purchasers, prior to or at the Tranche C Closing, of the following conditions:

§2.1A Representations and Warranties. The representations and warranties of the Company in the Third Amendment shall be correct when made and at the time of the Tranche C Closing.

§2.2A No Default. After giving effect to the issue and sale of the Tranche C Notes (and the application of the proceeds thereof as contemplated by Section 1.5A), no Default or Event of Default shall have occurred and be continuing.

§2.3A Certificates.

(a) Officer’s Certificate. The Company shall have delivered to the Noteholders an Officer’s Certificate, dated the Tranche C Closing Date, certifying that the conditions specified in Sections 2.1A and 2.2A have been fulfilled.

(b) Secretary’s Certificate. The Company and each Subsidiary Guarantor shall have delivered to the Noteholders a certificate certifying (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Debt Documents (as amended or otherwise) to which it is a party, (ii) its Articles of Incorporation and Bylaws attached thereto as then in effect, and (iii) the incumbency and specimen signatures of the persons authorized to execute the Debt Documents to which it is a party.

(c) Corporate Documents of the Company and the Subsidiary Guarantors. The Noteholders shall have received (a) a copy of the articles of incorporation and any amendments thereto of the Company, certified by the Secretary of State of the State of California, dated as of a date not more than 60 days prior to the Tranche C Closing Date, (b) a certificate issued by the California Secretary of State or other appropriate Governmental Authority as to the good standing and qualification to do business of the Company and each Subsidiary Guarantor, (c) a certificate of the California Franchise Tax Board or other appropriate Governmental Authority as to the tax status of the Company and each Subsidiary Guarantor, and (d) a certificate of good standing from the Oregon Secretary of State showing the Company as a foreign corporation in good standing in such jurisdiction.

§2.4A Opinions of Counsel. The Noteholders shall have received opinions in form and substance satisfactory to the Noteholders, dated the Tranche C Closing Date (a) from Sheppard, Mullin, Richter & Hampton, LLP, special counsel for the Company, covering such matters incident to the transactions contemplated hereby as Purchasers’ Counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Noteholders), and (b) Purchasers’ Counsel, substantially in the form required by the Collateral Agent and covering such other matters incident to such transactions as the Noteholders may reasonably request.

§2.5A Purchase Permitted By Applicable Law, etc. On the Tranche C Closing Date the purchase of the Tranche C Notes by the Tranche C Note Purchasers shall (a) be permitted by the laws and regulations of each jurisdiction to which they are subject, without resort to any so-called “basket clause” of any such law, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

§2.6A Delivery of Notes. Contemporaneously with the Tranche C Closing, the Company shall deliver the Tranche C Notes to be sold by it at the Tranche C Closing, in each case as specified in Schedule 1 to the Third Amendment

§2.7A Debt Documents; Other Agreements. The Noteholders shall have received (a) from the Company, fully executed originals of all amendments to the Deeds of Trust and any other Debt Documents to which the Company is a party, and (b) from each Subsidiary Guarantor, any amendments/acknowledgments of the Subsidiary Guaranty and the Subsidiary Security Agreement, in each case to the extent required by the Collateral Agent.

§2.8A Tax Lien and Judgment Lien Searches. The Collateral Agent shall have received the results of searches regarding the Company conducted in the tax lien and judgment lien filing records in each appropriate jurisdiction (including without limitation, the California Secretary of State and the various county recorders of the counties where the Real Property is located), in each case reasonably satisfactory to you.

§2.9A Title Insurance. The Collateral Agent shall have received such increases in coverage amounts and endorsements to the lender’s policies of title insurance previously issued by Chicago Title Company with respect to the Security Documents as you may reasonably require.

§2.10A Payment of Special Counsel Fees. Without limiting the provisions of Section 13.1 of the Agreement, the Company shall have paid on or before the Tranche C Closing the fees, charges and disbursements of Purchasers’ Counsel to the extent reflected in a statement from such counsel rendered to the Company at least three (3) Business Days prior to the Tranche C Closing (with the understanding that supplemental statements for reasonable fees and disbursements subsequently posted is to be rendered at a later date).

§2.11A Private Placement Number. A Private Placement number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the NAIC) shall have been obtained for the Tranche C Notes.

§2.12A Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by the Third Amendment to this Agreement and the Tranche C Notes, each of the other Debt Documents and all documents and instruments incident to the transactions contemplated hereby and thereby shall be reasonably satisfactory to the Noteholders, and the Noteholders shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

§2.13A No Material Adverse Change. There shall not have occurred any Material Adverse Effect, as reasonably determined by the Noteholders, since September 27, 2008.

(C) The first sentence of Section 6.1(a) of the Note Purchase Agreement is amended to read as follows:

The Company shall make the prepayments of principal on the Notes required by Section 1.6 and 1.6A, without payment of the Make-Whole Amount or any premium.

(D) The phrase “means 0.50%” in the first line of the definitions of “Reinvestment Yield” in Section 6.6 of the Note Purchase Agreement is amended to read as follows:

“for the Tranche A Notes and Tranche B Notes, means 0.50%, and for the Tranche C Notes, means 0.75% …”

(E) A new Section 7.13 is added to the Note Purchase Agreement to read as follows:

7.13 Most Favored Lender Covenant.

(a) If, at any time after the date of the Third Amendment, the Operating Line of Credit shall include any financial covenants that address ratios or limitations that are the same as, or similar to, the ratios and limitations addressed in paragraphs (b), (c), (d), and (e) of Section 8.6 of this Agreement, and that would be more beneficial to the Noteholders than relevant similar covenants or like provisions contained in said paragraphs of Section 8.6 (herein referred to as “Updated Covenants”), then the Company shall provide written notice within 10 Business Days of the effectiveness thereof to each Noteholder (which notice shall include a description of the Updated Covenants, any defined terms used therein and related explanatory calculations, as applicable). Thereupon, unless waived in writing by the Required Noteholders within 10 Business Days of such Noteholders’ receipt of such notice, such Updated Covenants shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully in this Agreement, effective as of the date when such Updated Covenants became effective under the Operating Line of Credit. Upon the request of the Required Noteholders, the Company and the Required Noteholders shall enter into an additional agreement or an amendment to this Agreement (as the Required Noteholders may request), evidencing the incorporation of such Updated Covenants substantially as provided for in the Operating Line of Credit.

(b) Provided that no Default or Event of Default is then in existence (or at such later time when a then existing Default or Event of Default is waived, cured or otherwise no longer exists), (i) if any Updated Covenant that has been incorporated herein pursuant to Section 7.13(a) is subsequently amended, modified or waived in the Operating Line of Credit with the effect that such Updated Covenant is made less restrictive, such Updated Covenant, as amended, modified or waived, shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully in this Agreement, effective as of the date when such amendment, modification or waiver became effective under the Operating Line of Credit, and in the case of a waiver, for the period or periods during which such waiver is effective under the Operating Line of Credit (provided, however, that if any Updated Covenant is made less restrictive than the corresponding financial covenant in this Agreement as of the effective date of the Third Amendment, as such corresponding financial covenant may thereafter be amended by the parties (other than by operation of this Section 7.13), then the Updated Covenant shall at that time be of no further force or effect and the corresponding financial covenant in this Agreement shall be in effect), and (ii) if any Updated Covenant that has been incorporated herein pursuant to Section 7.13(a) is subsequently removed or terminated from the Operating Line of Credit or the Company is otherwise no longer required to comply therewith under the Operating Line of Credit, or the Operating Line of Credit is repaid in full (with the obligors under such facility having no further ability to incur indebtedness thereunder), then the Company shall, effective as of the date when (x) the removal or termination of such Updated Covenant became effective under the Operating Line of Credit, (y) the requirement to comply therewith ceases to exist, or (z) repayment in full of the Operating Line of Credit is made (with the obligors under such facility having no further ability to incur indebtedness thereunder), in each case, no longer be or remain obligated to comply with the corresponding Updated Covenant hereunder. For the avoidance of doubt, all covenants and Events of Default set forth in this Agreement other than through the application of Section 7.13(a) shall remain in full force and effect, regardless of the incorporation, modification, waiver or removal of any Updated Covenants pursuant to this Section 7.13 or any amendment, modification or waiver which makes such Updated Covenant less restrictive or removes or terminates such Updated Covenant.

(F) The second sentence of Section 11.2 of the Note Purchase Agreement is amended to read as follows:

Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3, respectively.

(G) Section 13.2 of the Note Purchase Agreement is amended to cover and be applicable to the Tranche C Closing of the Tranche C Notes.

(H) In the Glossary to Note Purchase Agreement, the following terms are amended to read as follows:

“Purchaser” means each Person named on Schedule 1 to this Agreement or any amendment thereto.

“Purchasers’ Counsel” has the meaning set forth in Section 1.4A.

(I) In the Glossary to Note Purchase Agreement, the following terms are added thereto:

“Third Amendment” means the Third Amendment to Amended and Restated Note Purchase Agreement dated as of October     , 2009 among the Tranche C Noteholders, the Noteholders as of such date, the Collateral Agent, the Company and the Subsidiary Guarantors.

“Tranche C Closing” has the meaning set forth in Section 1.4A.

“Tranche C Closing Date” has the meaning set forth in Section 1.4A.

“Tranche C Maturity Date” has the meaning set forth in Section 1.3A.

“Tranche C Notes” has the meaning set forth in Section 1.2A.

“Updated Covenants” has the meaning set forth in Section 7.13(a).

(J) Parts C, D and E of Schedule I to the Note Purchase Agreement, and the Schedule of Information contained in such Schedule I for each Noteholder, is amended to read as set forth in Schedule 3 hereto.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF COMPANY

In order to induce the Noteholders to enter into this Amendment and consummate all of the transactions contemplated thereby, the Company and each Subsidiary Guarantor, as applicable, represents and warrants as of the date hereof that:

§3.1 Existing Representations and Warranties True and Correct. All of the representations and warranties set forth in Sections 3.1, 3.2, 3.4(c), 3.4(e), 3.8, 3.9, 3.11, 3.12(a), 3.12(b), provided that it is understood that the reference to “Plan” in the first sentence of such Section 3.12(b) shall be deemed to refer to each Plan other than Multi-employer Plans, 3.12(e), provided that the reference in Section 3.12(e) to “the Company’s most recently ended Fiscal Year” shall be deemed to be a reference to “the Company’s Fiscal Year ended September 27, 2008” and the reference in Section 3.12(e) to “Note 15 to the Company’s Financial Statements for the Fiscal Year ended October 1, 2005” shall be deemed to be a reference to “Note 13 to the Company’s Financial Statements for the Fiscal Year ended September 27, 2008,” 3.15, the second sentence of Section 3.16, 3.17, 3.19, 3.20, 3.26 and 3.27 of the Note Purchase Agreement, as modified by relevant Items set forth in disclosure Schedule II to the Note Purchase Agreement, provided that to the extent any such Items are set forth in Schedule 4 hereto, then the Items referenced in the representations and warranties above shall be deemed to be a reference to such Items as set forth in Schedule 4 hereto, are true and correct on and as of the date hereof, and no Default or Event of Default has occurred and is continuing.

§3.2 Requisite Power. The Company and each Subsidiary Guarantor has the power, authority and legal right to enter into, perform and comply with this Amendment and the Tranche C Notes, to carry out the provisions of this Amendment and the Tranche C Notes, to issue the Tranche C Notes and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Amendment and the Tranche C Notes by the Company and each Subsidiary Guarantor, as applicable, and all of the documents relating thereto to which any of them is a party have been duly authorized by the Board of Directors of the Company and each Subsidiary Guarantor, as applicable, and all necessary action in respect thereof has been taken, and the execution, delivery and performance thereof do not require any other consent or approval of any Person.

§3.3 Consents. No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required on the part of the Company or any Subsidiary Guarantor, as applicable, in connection with the execution, delivery and performance by Company or any Subsidiary Guarantor, as applicable, of this Amendment and the Tranche C Notes.

§3.4 Binding Agreements. This Amendment has been duly executed and delivered by the Company and each Subsidiary Guarantor and constitutes, and the other Debt Documents to which the Company or a Subsidiary Guarantor is a party, when executed and delivered by the Company or such Subsidiary Guarantor, as applicable, will constitute, the legal, valid and binding obligations of the Company or such Subsidiary Guarantor, as applicable, enforceable against the Company or such Subsidiary Guarantor, as applicable, in accordance with its or their terms, except as the enforceability hereof or thereof may be affected by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and principles of equity. The execution, delivery and performance by each Company and each Subsidiary Guarantor of the Debt Documents, and the issuance and sale by the Company of the Tranche C Notes, do not or will not: (a) contravene such Person’s Articles of Incorporation or Bylaws; (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect applicable to such Person; (c) result in a breach of or constitute a default under any contractual obligation of the Company or such Subsidiary Guarantor, as applicable; or (d) result in or require the imposition of any Lien (except as shall be created by the Security Documents) upon or with respect to any of the Assets now owned or hereafter acquired by the Company or any Subsidiary Guarantor except as permitted by the Note Purchase Agreement.

§3.5 Financial Statements. The Company has heretofore furnished to the Noteholders copies of audited consolidated financial statements of the Company and its Subsidiaries for the Fiscal Years ended September 27, 2008 and September 29, 2007, including audited consolidated balance sheets of the Company and its Subsidiaries as of the end of each such Fiscal Year and consolidated statements of income, retained earnings, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for each such Fiscal Year, together with the opinion thereon of Deloitte & Touche LLP, independent certified public accountants (the “Financial Statements”). The Financial Statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates of such Financial

Statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto. There has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary since September 27, 2008, except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

§3.6 No Claims, Etc. Each of the Company and each Subsidiary Guarantor has no existing claims, counterclaims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to any of the Debt Documents or against the Collateral Agent or any of the Noteholders, whether arising out of the Debt Documents or otherwise.

§3.7 Brokers, Etc. The Company has not dealt with any broker, finder, commission agent or other Person in connection with the offer or sale of the Tranche C Notes and the transactions contemplated by this Amendment, and the Company has the sole obligation to pay any broker’s fee, finder’s fee or commission in connection with such transactions.

§3.8 Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Tranche C Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Noteholders, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

SECTION 4. REPRESENTATIONS OF TRANCHE C NOTEHOLDERS

Each of the Tranche C Noteholders, severally and not jointly, makes the representations and warranties in Section 4 of the Note Purchase Agreement with respect to the Tranche C Notes.

SECTION 5. REAFFIRMATION OF DEBT DOCUMENTS

The Company hereby affirms and agrees that: (a) its execution and delivery of, and the performance of its obligations under, this Amendment shall not in any way amend, impair, invalidate or otherwise affect any of its obligations or the rights of the Collateral Agent or the Noteholders under the Note Purchase Agreement and the other Debt Documents, except as expressly set forth herein, (b) to the extent not expressly amended hereby, the Note Purchase Agreement and the other Debt Documents remain in full force and effect, and (c) to the extent not expressly amended hereby or previously released by the Collateral Agent, the Security Documents continue to constitute a first priority perfected Lien upon the Real Property and the Personal Property as to the Obligations of the Company under the Note Purchase Agreement as amended hereby, subject in each case to any Liens or other matters expressly permitted by the Note Purchase Agreement.

SECTION 6. CONSENT OF SUBSIDIARY GUARANTORS

Each Subsidiary Guarantor, by acknowledging and agreeing to this Amendment as provided by its signature below, hereby consents to this Amendment, and agrees that (a) the execution and delivery by the Company of, and the performance of its obligations under, this Amendment and the Tranche C Notes shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of such Subsidiary Guarantor or the rights of Noteholders under any provisions of the Subsidiary Guaranties or the Subsidiary Security Agreements, and (b) the Subsidiary Guaranties and the Subsidiary Security Agreements remain in full force and effect, and such Subsidiary Guarantor has not defenses or offsets to any of its obligations thereunder.

SECTION 7. MISCELLANEOUS

(a) On and after the date effective hereof, each reference in the Agreement to “this Agreement,” hereunder,” hereof,” “herein,” or words of like import, and each such reference in the Debt Documents or any of the Notes, shall mean and be a reference to the Agreement as amended hereby. The Tranche C Notes shall be governed by the Agreement and this Amendment and references to the Notes in the Agreement shall also apply to or include the Tranche C Notes except where such application would directly conflict with the terms of this Amendment.

(b) The Company acknowledges that pursuant to Section 13.1 of the Agreement, the Company is obligated to pay or reimburse the Noteholders for all amounts covered by such section which relate in any way to this Amendment.

(c) This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(d) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

UNIFIED GROCERS, INC., a California corporation

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Senior Vice President Finance & Treasurer

GROCERS DEVELOPMENT CENTER, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 3 and 6 only)

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Secretary & Treasurer

CROWN GROCERS, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 3 and 6 only)

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Treasurer & Assistant Secretary

SAV MAX FOODS, INC., a California corporation, as a Subsidiary Guarantor (for purposes of sections 3 and 6 only)

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Vice President Finance & Treasurer

MARKET CENTRE (formerly known as GROCERS SPECIALTY COMPANY), a California corporation, as a Subsidiary Guarantor (for purposes of sections 3 and 6 only)

By:	/s/ Christine Neal
Name:	Christine Neal
Title:	Treasurer & Assistant Secretary

JOHN HANCOCK LIFE INSURANCE COMPANY, as Collateral Agent and as a Noteholder

By:	/s/ D. Bertrand
Dwayne Bertrand
Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY, as a Noteholder

By:	/s/ D. Bertrand
Dwayne Bertrand
Authorized Signatory

JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY, as a Noteholder

By	/s/ D. Bertrand
Dwayne Bertrand
Authorized Signatory

JPMORGAN CHASE BANK, not individually but solely in its capacity as Directed Trustee for the SBC Master Pension Trust, as a Noteholder

By:	/s/ Amy L. Schneeberger
Name:	Amy L. Schneeberger
Title:	Vice President

List of Schedules and Exhibits

Schedule 1	List of Tranche C Note Purchasers

Schedule 2	Current Noteholders

Schedule 3	Amendment to Portions of Schedule I of Amended and Restated Note Purchase Agreement

Schedule 4	Supplemental Disclosures of the Company

Exhibit A	Form of Tranche C Note

Schedule 1

Tranche C Note Purchasers

Name of Tranche C Note Purchaser	Principal Amount of Tranche C Notes To Be Purchased

John Hancock Life Insurance Company	$18,500,000

John Hancock Variable Life Insurance Company	$4,500,000

John Hancock Life & Health Insurance Company	$1,000,000

JPMorgan Chase Bank, as Directed Trustee for the SBC Master Pension Trust	$1,000,000

*	Notes to be purchased by John Hancock Life Insurance Company shall be in denominations of $9,000,000, $9,000,000 and $500,000.

Schedule 2

Current Noteholders

John Hancock Life Insurance Company

John Hancock Variable Life Insurance Company

Schedule 3

Amended Portions of Schedule I to

Amended and Restated Note Purchase Agreement

Schedule 4

Supplemental Disclosures of the

Company (for the Third Amendment)

EXHIBIT A-3

To Third Amendment

FORM OF TRANCHE C NOTES

UNIFIED GROCERS, INC.

6.82% Senior Secured Note

due November 1, 2019

PPN: 90469#AA9	November 3, 2009
SSNC -	Los Angeles, California

Unified Grocers, Inc. (formerly known as Unified Western Grocers, Inc.), a California corporation (the “Company”), for value received, hereby promises to pay to [                    ] or registered assigns, the principal sum of [                    ] AND NO/100 DOLLARS ($            ) on November 1, 2019 (the “Tranche C Maturity Date”); and to pay interest on the unpaid principal balance hereof until this Note shall become due and payable in accordance with the terms hereof or of that certain Amended and Restated Note Purchase Agreement dated as of January 3, 2006, as amended (the “Agreement”) among the Company, John Hancock Life Insurance Company and the other purchasers therein (whether at maturity, by acceleration or otherwise) at the fixed rate of 6.82% per annum. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. If the Company shall have paid or agreed to pay any interest or Make-Whole Amount on this Note in excess of that permitted by law, then it is the express intent of the Company and the holder hereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of this Note, and the provisions hereof immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but also so as to permit the recovery of the fullest amount otherwise called for hereunder.

Accrued interest on this Note shall be due and payable on the first Business Day of each month (each, an “Installment Date”), commencing on December 1, 2009. Notwithstanding anything to the contrary contained herein or in any Note, however, the final payment due under this Note (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal thereon together with all accrued interest and premium due hereon. The aggregate outstanding principal balance of this Note shall be due on the Tranche C Maturity Date.

In the event the principal amount of this Note, or any installment of Make-Whole Amount or interest is not paid as and when such sum is due, a late charge shall accrue in the amount of two percent (2%) of such overdue installment, and shall be due and payable immediately. If the Company shall fail to pay any payment when such sum is due, whether by

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acceleration, maturity or otherwise, this Note shall bear interest on all outstanding principal, Make-Whole Amount, if any, and (to the extent permitted by applicable law) interest, at the Overdue Rate.

This Note is one of a series of Senior Secured Notes issued in the aggregate principal amount of $25,000,000 pursuant to the Agreement, and is entitled to the benefits thereof. Payment of principal, Make-Whole Amount, if any, and interest shall be made to the holder hereof in accordance with Section 12 of the Agreement. As and to the extent provided in the Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without premium and in other cases with premium. The Company agrees to make required prepayments on account of this Note in accordance with the provisions of the Agreement. Under certain circumstances, as specified in the Agreement, the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

The payment of principal of and Make-Whole Amount, if any, and interest on this Note has been unconditionally secured by the Company by Liens on the Property and an absolute assignment of rents pursuant to the Deeds of Trust and the Security Agreements. Executed counterparts of the Security Agreements, the Deeds of Trust and the other Security Documents are available for examination at the office of the Company maintained pursuant to Section 7.9 of the Agreement.

This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration statement under such Act and applicable state laws or under an exemption from such registration available under such Act and applicable state law. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. This Note may be transferred only to an Institutional Investor (as defined in the Agreement).

The Company agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Agreement, subject to the terms and conditions set forth therein. All such covenants, agreements, terms and conditions are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants, agreements, terms and conditions were set forth in full in this Note at this place.

This Note shall be governed by and construed in accordance with the law of the State of California.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

UNIFIED GROCERS, INC., a California corporation

By:
Christine Neal
Senior Vice President of Finance and Treasurer

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